UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 2, 2009

Changda International Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-53566	98-0521484
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2870-Agricultural
Chemicals	0001417624
(Standard Industrial	(Central Index Key)
Classification)

10 th Floor Chenhong Building No. 301
East Dong Feng Street
Weifang, Peoples Republic of China
(Address of principal executive offices, including zip code)

86 1586 311 1662
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

On January 2, 2009, Changda International, Ltd.  (the “Company”) and Geo Genesis Group, Ltd. (“Geo”) entered into a Consulting and Advisory Agreement (the “Agreement”) whereby Geo would provide consulting and advisory services to the Company for a period of thirty six (36) months.  Pursuant to the terms of the Agreement, on January 2, 2009, the Company issued to Geo, warrants to purchase 1,130,000 shares of the Company’s common stock with an exercise price of $1.20 per share and a maturity date of three years from the date of issuance.

Item 9.01	Financial Statements and Exhibits

a)	Financial statements.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
10.1	Consulting and Advisory Agreement dated January 2, 2009, between Changda International Ltd. and Geo Genesis Group, Ltd.

10.2	Form of Warrant dated January 2, 2009, issued to Geo Genesis Group, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 8, 2009	By: /s/ Qing Ran Zhu
Qing Ran Zhu
Chief Executive Officer